Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of TELUS Corporation on Form S-8 of our reports dated February 23, 2012 relating to the consolidated financial statements of TELUS Corporation and the effectiveness of TELUS Corporation’s internal controls over financial reporting, appearing in the Annual Report on Form 40-F of TELUS Corporation for the year ended December 31, 2011.

/s/ Deloitte & Touche LLP

Independent Registered Chartered Accountants

Vancouver, Canada

May 16, 2012